Exhibit 10.5

ITIQUIRA ACQUISITION CORP.
430 Park Avenue, Suite 202
New York, NY 10022

February 3, 2021

Itiquira Partners I
430 Park Avenue, Suite 202
New York, NY 10022

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) by and between Itiquira Acquisition Corp., a Cayman Islands exempted company (the “Company”), and CH Global Capital, LLC, a Delaware limited liability company (the “CH Global Capital”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed by the Company with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(1) CH Global Capital shall make available, or cause to be made available, to the Company, directly or indirectly through any of its affiliates, at 430 Park Avenue, Suite 202, New York, NY 10022 (or any successor location of CH Global Capital), certain office space, administrative and support services as may be reasonably required by the Company. In exchange therefor, the Company shall pay CH Global Capital the sum of $10,000 per month first payable on the Listing Date and continuing monthly thereafter until the Termination Date; and

(2) CH Global Capital hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles. This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

[Signature page follows]

Very truly yours,

ITIQUIRA ACQUISITION CORP.

By:	/s/ Paulo Carvalho de Gouvea
Name: Paulo Carvalho de Gouvea
Title: Chief Executive Officer and Director

AGREED TO AND ACCEPTED BY:

CH Global Capital, LLC

By:	/s/ Maria Alejandra Herrera
Name: Maria Alejandra Herrera
Title: Principal

[Signature Page to Administrative Services Agreement]